Exhibit 99.1

Investor Relations contact:	Public Relations contact:
Allison Parker	Nicole Fortenberry
Director, Investor Relations	Director, Public Relations
(415) 343-7640	(917) 602-9834
investor.relations@micromuse.com	nicole@micromuse.com.

APRIL 27, 2005

MICROMUSE REPORTS 50% ADJUSTED (NON-GAAP) EARNINGS PER SHARE GROWTH

FOR SECOND QUARTER FISCAL 2005

AND ANNOUNCES 6 MILLION SHARE STOCK REPURCHASE PROGRAM

SAN FRANCISCO - Micromuse Inc. (Nasdaq: MUSE), the leading provider of realtime business and service assurance software, announced today that second quarter 2005 net revenues were $37.9 million, compared with $38.2 million in the second quarter of 2004, a decrease of 1%. Adjusted (or non-GAAP) net income (before amortization of intangibles from acquisitions, restructuring expenses, non-cash deferred compensation expense, and restatement and related litigation expenses) was $4.7 million or 17% higher than the $3.6 million recorded in last year’s second quarter. Adjusted (or non-GAAP) earnings per share for the quarter were $0.06, or 50% higher than the comparable adjusted earnings per share of $0.04 in the second quarter a year ago. Net income for the second quarter of 2005 was $4.1 million, compared with $0.6 million in the second quarter a year ago, a more than seven-fold increase. Earnings per share for the quarter were $0.05, compared with $0.01 in the second quarter a year ago, a five-fold increase.

Cash and cash equivalents, short-term investments and long-term investments were $193.3 million as of March 31, 2005.

“We are very pleased with our second quarter results,” said Ian Halifax, CFO of Micromuse. “Our results benefited from solid execution across the organization. We are encouraged by the current momentum of the business, including the award of the Company’s largest-ever contract with the Atlas consortium, the announcement of our acquisition of Quallaby Corporation and significant additions to the customer base in our enterprise business. Revenues for the third quarter of fiscal 2005 are estimated to be in the $38-$40 million range, with adjusted (non-GAAP) EPS of $0.04-$0.05 and GAAP EPS of $0.02-$0.03, the difference being primarily due to amortization of intangibles from acquisitions. This guidance excludes the impact of the Quallaby acquisition, which is expected to close this quarter.”

Stock Repurchase Program

Micromuse announced today that its Board of Directors has approved the repurchase of up to 6 million shares of its common stock over the next twelve months. Purchases may be made, from time to time, in the open market and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on several factors, including the price of Micromuse’s stock, general business and market conditions, and other investment opportunities.

Q2 2005 Conference Call, Webcast, and Replay Information

Micromuse will host a conference call and simultaneous webcast on Wednesday, April 27, 2005 at 2:00 PM PT, 5:00 PM ET to announce adjusted and GAAP results for the second quarter of fiscal year 2005. The live call will be available to the general public by dialing 866-814-1933 (domestic) or 703-639-1365 (international). A live webcast of the conference call will be available at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=2100 or via a link from the Micromuse web site at http://www.micromuse.com/.

A replay of this conference call will be available by dialing 800-475-6701 (domestic) or 320-365-3844 (international) and entering access code 780274. The replay will be available from Wednesday, April 27, 2005 at 7:15 PM PT until Wednesday, May 4, 2005 at 11:59 PM PT. The replay will also be available as an archived audio file at http://www.micromuse.com/.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is the leading provider of ultra-scalable, realtime business and service assurance software solutions. The Netcool® software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include BT, Cable & Wireless, Deutsche Telekom, EarthLink, ITC^DeltaCom, J.P. Morgan Chase, MCI, T-Mobile, and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at www.micromuse.com.

Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements we make are based on current expectations, and are subject to a number of risks and uncertainties. Actual results could differ materially.

Factors that could cause actual future results to differ materially from the forward-looking statements include: fluctuations in customer demand; the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel); risks associated with the expansion of the Company’s distribution channels; risk of new product introductions and customer acceptance of new products; rapid technological change which characterizes the Company’s markets; risks associated with competition; risks associated with international sales; and the ability of the Company to compete successfully in the future; as well as risks relating to pending litigation, the completed restatement of certain of our financial statements, and other matters appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Form 10-K filed with the SEC and available on the Company’s website. The Company disclaims any obligation or intention to update or revise any forward-looking statements.

MICROMUSE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2005	September 30, 2004
ASSETS
Assets:
Cash and cash equivalents	$73,534	$38,232
Short-term investments	36,665	24,469
Long-term investments	83,150	130,873

Total cash, cash equivalents and investments	193,349	193,574

Accounts receivable, net	31,404	19,901
Prepaid expenses and other current assets	9,962	8,893
Property and equipment, net	6,252	5,002
Goodwill, net	50,530	50,240
Other intangible assets, net	6,825	6,743

	$298,322	$284,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$2,297	$4,283
Accrued expenses	20,090	20,408
Income taxes payable	8,162	6,460
Deferred revenue	50,642	43,935

Total liabilities	81,191	75,086

Stockholders’ equity
Preferred stock; $0.01 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.01 par value; 200,000 shares authorized; 80,626 and 79,982 shares outstanding as of March 31, 2005 and September 30, 2004, respectively	806	800
Additional paid-in capital	219,318	216,580
Treasury stock	(7,147)	(7,147)
Accumulated other comprehensive loss	(3,595)	(1,833)
Retained earnings	7,749	867

Total stockholders’ equity	$217,131	$209,267

	$298,322	$284,353

MICROMUSE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2005	2004	2005	2004
Revenues:
License	$19,970	$20,288	$39,290	$40,607
Maintenance and services	17,896	17,997	37,482	34,867

Total revenues	37,866	38,285	76,772	75,474

Cost of revenues:
License	1,769	1,542	3,052	2,887
Maintenance and services	3,354	2,749	6,890	5,316
Amortization of developed technology	885	1,532	2,196	2,988

Total cost of revenues	6,008	5,823	12,138	11,191

Gross profit	31,858	32,462	64,634	64,283

Operating expenses:
Sales and marketing	14,152	15,809	30,149	31,485
Research and development	7,611	8,245	15,152	16,019
General and administrative	6,441	6,036	13,670	11,291
Restatement and related litigation	138	1,842	256	3,850
Stock based compensation	—	438	—	553
Amortization of goodwill and other intangible assets	173	47	221	95
Restructuring charge (credit)	(302)	—	(302)	—

Total operating expenses	28,213	32,417	59,146	63,293

Income from operations	3,645	45	5,488	990

Other income, net	1,066	732	2,468	1,714

Income before income taxes	4,711	777	7,956	2,704
Income tax provision	570	218	1,074	757

Net income	$4,141	$559	$6,882	$1,947

Per share data:
Basic net income	$0.05	$0.01	$0.09	$0.02
Diluted net income	$0.05	$0.01	$0.08	$0.02

Weighted average shares used in computing:
Basic net income per share	80,447	78,670	80,247	78,645
Diluted net income per share	81,542	82,546	81,413	82,267

MICROMUSE INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2005	2004	2005	2004
Revenues:
License	$19,970	$20,288	$39,290	$40,607
Maintenance and services	17,896	17,997	37,482	34,867

Total revenues	37,866	38,285	76,772	75,474

Cost of revenues:
License	1,769	1,542	3,052	2,887
Maintenance and services	3,354	2,749	6,890	5,316

Total cost of revenues	5,123	4,291	9,942	8,203

Gross profit	32,743	33,994	66,830	67,271

Operating expenses:
Sales and marketing	14,152	15,809	30,149	31,485
Research and development	7,611	8,245	15,152	16,019
General and administrative	6,441	6,036	13,670	11,291

Total operating expenses	28,204	30,090	58,971	58,795

Income from operations	4,539	3,904	7,859	8,476

Other income, net	1,066	732	2,468	1,714

Income before income taxes	5,605	4,636	10,327	10,190
Income tax provision	897	1,066	1,747	2,375

Net income	4,708	$3,570	8,580	$7,815

Per share data:
Basic net income	$0.06	$0.05	$0.11	$0.10
Diluted net income	$0.06	$0.04	$0.11	$0.09
Weighted average shares used in computing:
Basic net income per share	80,447	78,670	80,247	78,645
Diluted net income per share	81,542	82,546	81,413	82,267

MICROMUSE INC.

RECONCILIATION BETWEEN NET INCOME ON A GAAP AND NON-GAAP BASIS

(In thousands, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2005	2004	2005	2004
GAAP net income –	$4,141	$559	$6,882	$1,947
Add:
Amortization of developed technology and other intangible assets	1,058	1,579	2,417	3,083
Restructuring charge (credit)	(302)	—	(302)	—
Restatement and related litigation	138	1,842	256	3,850
Stock based compensation	—	438	—	553
Income tax effect	(327)	(848)	(673)	(1,618)

NON-GAAP net income –	$4,708	$3,570	$8,580	$7,815

Diluted earnings per share reconciliation:
GAAP earnings per share –	$0.05	$0.01	$0.08	$0.02
Add:
Amortization of developed technology and other intangible assets	0.01	0.02	0.03	0.04
Restructuring charge (credit)	—	—	—	—
Restatement and related litigation	—	0.02	—	0.05
Stock based compensation	—	—	—	—
Income tax effect	—	(0.01)	—	(0.02)

NON-GAAP diluted earnings per share –	$0.06	$0.04	$0.11	$0.09

Shares used in computing diluted earnings per share –	81,542	82,546	81,413	82,267

The non-GAAP condensed consolidated statement of operations and non-GAAP earnings guidance are presented for informational purposes only as an alternative view of the company’s operating results and guidance. In the calculation of the company’s non-GAAP earnings results, and in the provision of non-GAAP earnings guidance, Micromuse excludes certain items such as the amortization of developed technology and other intangibles assets, restructuring charges and credits, the cost of the restatement and related litigation, certain stock-based compensation costs and their related income tax effects. Micromuse believes that excluding these items provides investors with a representation of the Company’s core performance, and a non-GAAP base line for assessing the future earnings potential of the company. The non-GAAP condensed consolidated statement of operations should not be considered as a substitute for financial information presented in accordance with generally accepted accounting principles (GAAP), and may be different from non-GAAP measures used by other companies.